                                                                Exhibit 1


                                                                  EXECUTION COPY

                          Volume Services America, Inc.

                                  $100,000,000

                   11 1/4% Senior Subordinated Notes due 2009

                               PURCHASE AGREEMENT

                                February 25, 1999

CHASE SECURITIES INC.
GOLDMAN, SACHS & CO.
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

         Volume Services America, Inc., a Delaware corporation (the "Issuer"), proposes to issue and sell $100,000,000 aggregate principal amount of its 11 1/4% Senior Subordinated Notes due 2009 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of March 4, 1999 (the "Indenture"), among the Issuer, Volume Services America Holdings, Inc. ("Volume Holdings"), each of the subsidiaries of the Issuer listed on Schedule I hereto (collectively, the "Subsidiary Guarantors" and together with Volume Holdings, the "Guarantors") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Securities will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors. The Issuer hereby confirms its agreement with Chase Securities Inc. ("CSI") and Goldman, Sachs & Co. (together with CSI, the "Initial Purchasers") concerning the purchase of the Securities from the Issuer by the Initial Purchasers.

         The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuer has prepared a preliminary offering memorandum dated February 11, 1999 (the "Preliminary Offering Memorandum"), and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Issuer, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights

Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Issuer will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of the Issuer (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements").

         The proceeds from the sale of the Securities will be used (i) to repay a portion of the indebtedness of the Issuer outstanding under the Credit Agreement dated as of December 3, 1998, among Volume Holdings, the Issuer, certain financial institutions listed as lenders therein, Goldman Sachs Credit Partners L.P., Chase Manhattan Bank Delaware and the Chase Manhattan Bank (the "Credit Agreement"), (ii) to pay a dividend to Volume Holdings to repay the note issued by Volume Holdings to General Electric Capital Corporation (the "GE Capital Note"), (iii) to pay a dividend to Volume Holdings to repurchase common stock of Volume Holdings and (iv) to pay related fees and expenses. In order to permit the incurrence of the indebtedness represented by the Securities and to allow a portion of the proceeds from the sale of the Securities to be dividended to Volume Holdings and used by Volume Holdings to repurchase shares of its common stock and to repay the GE Capital Note, the Issuer requested and has received the consent of the lenders under the Credit Agreement to certain amendments to the Credit Agreement (the "Bank Amendment").

         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

         1. Representations, Warranties and Agreements of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

          (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuer or the Guarantors by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

          (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or, prior to the effectiveness of any Registration Statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (d) Volume Holdings and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Volume Holdings and its subsidiaries taken as a whole (a "Material Adverse Effect"). Schedule II sets forth a list of all direct and indirect subsidiaries of the Issuer.

          (e) As of the Closing Date and after giving effect to the consummation of the Financings, Volume Holdings and its subsidiaries had the authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; and all the issued and outstanding shares of capital stock of Volume Holdings and the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock of each Guarantor (other than Volume Holdings) have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party other than those contained in the Credit Agreement.

          (f) The Issuer and each of the Guarantors have the corporate power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Securities (in the case of the Issuer only) (all the foregoing are collectively referred to herein as the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken by the Issuer and each of the Guarantors.

          (g) This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors and constitutes a valid and legally binding agreement of the Issuer and each of the Guarantors, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (h) The Registration Rights Agreement has been duly authorized by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (i) The Indenture has been duly authorized by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

          (j) The Securities have been duly authorized by the Issuer and each of the Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Securities by the Trustee), will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, as issuer, and each of the Guarantors, as guarantors, entitled to the benefits of the Indenture and enforceable against the Issuer, as issuer, and each of the Guarantors, as guarantors, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (k) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

          (l) The execution, delivery and performance by the Issuer and each of the Guarantors of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets (other than pursuant to the Credit Agreement) of Volume Holdings or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Volume Holdings or any of its subsidiaries is a party or by which Volume Holdings or any of its subsidiaries is bound or to which any of the property or assets of Volume Holdings or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults, liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Issuer or any Guarantor or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Issuer or any Guarantor or any of their properties or assets, except such violations which would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Issuer and each of the Guarantors of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws.

          (m)(i) Deloitte & Touche LLP ("D&T") are independent certified public accountants with respect to Volume Holdings and its subsidiaries and (ii) PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") are independent certified public accountants with respect to Service America Corporation and its subsidiaries, in each case, within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain (i) supporting schedules, (ii) financial statements for the period ended December 28, 1998 and (iii) financial disclosure concerning the subsidiaries of the Issuer that are not Subsidiary Guarantors, are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject in the case of unaudited combined or consolidated financial statements, to year-end audit adjustments; and the historical financial information contained in the Offering Memorandum under the headings "Summary Summary Historical Financial Information of Volume Holdings", "Summary Summary Historical Financial Information of Service America", "Capitalization", "Selected Historical Financial Information of Volume Holdings", "Selected Historical Financial Information of Service America" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of Volume Holdings and its subsidiaries or Service America and its subsidiaries, and fairly present in all material respects the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act to reflect the Transactions, gives effect to assumptions made on a reasonable basis and fairly presents in all material respects the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

          (n) There are no legal or governmental proceedings pending to which Volume Holdings or any of its subsidiaries is a party or of which any property or assets of Volume Holdings or any of its subsidiaries is the subject which (A) singularly or in the aggregate, if determined adversely to Volume Holdings or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the knowledge of the Issuer no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (o) To the knowledge of the Issuer, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body (other than "Blue Sky" laws, regulations or orders) that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Issuer or any of the Guarantors that would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of the Guarantors before any court or arbitrator or any governmental agency, body or official, domestic or foreign, that could reasonably be expected to restrain, enjoin, interfere with or adversely affect the transactions contemplated by the Transaction Documents in any material respect; and the Issuer has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

          (p) None of the Issuer or any of the Guarantors is (i) in violation of its charter or by-laws (or other comparable organizational documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, other than, in the case of clauses (ii) or (iii), such defaults or violations that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (q) Volume Holdings and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of Volume

          Holdings or any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect.

          (r) Volume Holdings and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have timely filed requests for extensions and such extensions have been granted and have not expired and have paid all taxes due thereon (or have made adequate provision for such taxes on their respective balance sheets), except for such taxes of which such failure to pay or so file would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to Volume Holdings or any of its subsidiaries that has had (nor does Volume Holdings or any of its subsidiaries have any knowledge of any tax deficiency that, if determined adversely to Volume Holdings or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

          (s) None of the Issuer or any of the Guarantors is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

          (t) The Issuer and each of the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) The Issuer and each of the Guarantors have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary for similar businesses or is required by law. Neither the Issuer nor any of the Guarantors has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

          (v) Volume Holdings and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of Volume Holdings and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by Volume Holdings and its subsidiaries, (ii) are contemplated by the Transaction Documents or the Credit Agreement or (iii) could not reasonably be expected to have a Material Adverse Effect.

          (w) No labor disturbance by or dispute with the employees of Volume Holdings or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          (x) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of Volume Holdings or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code except where any noncompliance would not reasonably be expected to have a Material Adverse Effect; the Issuer and each of the Guarantors have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Issuer or any of the Guarantors would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service.

          (y) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by Volume Holdings or any of its subsidiaries (or, to the knowledge of the Issuer, any other entity (including any predecessor) for whose acts or omissions Volume Holdings or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by Volume Holdings or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which Volume Holdings or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          (z) Neither the Issuer nor any of the Guarantors, to the knowledge of the Issuer, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of the Guarantors has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;
     (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (aa) On and immediately after the Closing Date, the Issuer (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuer is not less than the total amount required to pay the probable liabilities of the Issuer on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Issuer is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Issuer is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Issuer is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuer is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (bb) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Issuer or any of the Guarantors.

          (cc) Neither the Issuer nor any of the Guarantor owns any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulations T, U or X of the Federal Reserve Board.

          (dd) Other than this Agreement, neither the Issuer nor any of the Guarantors is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuer or any of the Guarantors or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

          (ee) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (ff) Neither the Issuer nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

          (gg) Neither the Issuer nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

          (hh) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 2, neither the Issuer nor any of its affiliates or any person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          (ii) There are no securities of the Issuer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

          (jj) Neither the Issuer nor any of its affiliates has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

          (kk) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (ll) Neither the Issuer nor any of the Guarantors does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

          (mm) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or, to the knowledge of the Issuer, any development involving a prospective material adverse change in the financial condition, or in the earnings, business affairs or management of the Issuer and the Guarantors, whether or not arising in the ordinary course of business, (ii) none of the Issuer or any of the Guarantors has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Issuer or any of the Guarantors has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of the Issuer or any of the Guarantors, or any dividend or distribution of any kind declared, paid or made by the Issuer or any of the Guarantors on any class of their respective capital stock.

         2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuer, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule III hereto at a purchase price equal to 97.0% of the principal amount thereof. The Issuer shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

         (b) The Initial Purchasers have advised the Issuer that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only
(A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

         (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer that:

          (i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act;

          (ii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act;

          (iii) none of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S) with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S;

          (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer; and

          (iv) it has and will comply with all applicable laws and regulations, in each jurisdiction, in which it acquires, offers, sells or delivers Securities or has in its possession or distributed the Preliminary Offering Memorandum or Offering Memorandum at its own expense.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

         (d) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer and each of the Guarantors that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (e) Each Initial Purchaser, severally and not jointly, agrees with the Issuer and each of the Guarantors that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Issuer pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuer shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuer and each of the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and
(e), counsel for the Issuer and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

         (f) The Issuer and each of the Guarantors acknowledge and agree that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

         3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Issuer, at 10:00 A.M., New York City time, on March 4, 1999, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Issuer (such date and time of payment and delivery being referred to herein as the "Closing Date").

         (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Issuer by wire or book-entry transfer of same-day funds to such account or accounts as the Issuer shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Issuer agrees to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

         4. Further Agreements of the Issuer and the Guarantors. The Issuer and each of the Guarantors agree with each of the several Initial Purchasers:

          (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event during the period prior to the completion of the resale of the Securities by the Initial Purchasers which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use their reasonable best efforts to obtain the lifting thereof at the earliest possible time;

          (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

          (c) prior to making any amendment or supplement to the Offering Memorandum at any time prior to the completion of the resale of the Securities by the Initial Purchasers, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Issuer after a reasonable period to review;

          (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuer, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

          (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

          (f) for a period of three years following the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by Volume Holdings or the Issuer with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by Volume Holdings or the Issuer to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

          (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that, Volume Holdings and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process or to subject themselves to taxation in respect of doing business in any jurisdiction;

          (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

          (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

          (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

          (k) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Issuer or any of its subsidiaries (other than the Securities and in respect of borrowings under the Credit Agreement) without the prior written consent of the Initial Purchasers.

          (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act;

          (m) not to, until the consummation of the Exchange Offer, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

          (n) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any

     Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

          (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

          (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' reports included in the Offering Memorandum signed by the accountants rendering such report;

          (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to, on or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Securities; and

          (r) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

         5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuer and the Guarantors contained herein, to the accuracy of the statements of the Issuer and each of the Guarantors and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Issuer and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (b) None of the Initial Purchasers shall have discovered and disclosed to the Issuer on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary to make the statements made therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Issuer and the Guarantors shall have furnished to the Initial Purchasers and their counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

          (d) Simpson Thacher & Bartlett and local counsel shall have furnished to the Initial Purchasers their written opinion, as counsel to the Issuer and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

          (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuer shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Issuer shall have furnished to the Initial Purchasers a letter (each, an "Initial Letter") of each of D&T and PricewaterhouseCoopers, addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B-1 and B-2, respectively, hereto.

          (g) The Issuer shall have furnished to the Initial Purchasers (i) a letter (the "D&T Bring-Down Letter") of D&T and (ii) a letter (the "PricewaterhouseCoopers Bring-Down Letter" and, together with the D&T Bring-Down Letter, the "Bring-Down Letters") of PricewaterhouseCoopers, in each case, addressed to the Initial Purchasers and dated the Closing Date confirming that (A) in the case of D&T, they are independent public accountants with respect to Volume Holdings and its subsidiaries and (B) in the case of PricewaterhouseCoopers, they are independent public accountants with respect to Service America Corporation and its subsidiaries, in each case within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letters), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letters furnished by D&T or PricewaterhouseCoopers, as the case may be, are accurate and (iii) confirming in all material respects the conclusions and findings set forth in such Initial Letter.

          (h) Each of the Issuer and the Guarantors shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and chief financial officer stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred that should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading,
     (C) to their knowledge after due inquiry, as of the Closing Date, the representations and warranties of the Issuer or the particular

     Guarantor, as applicable, in this Agreement are true and correct in all material respects; the Issuer or the particular Guarantor, as applicable, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date and (D) to their knowledge after due inquiry, subsequent to the date of the most recent financial statements contained in the Offering Memorandum, except as set forth in the Offering Memorandum under the heading "Recent Developments", there has been no material adverse change in the financial position or results of operations of Volume Holdings and its subsidiaries taken as a whole, or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations or business of Volume Holdings and its subsidiaries taken as a whole.

          (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Issuer and each Guarantor.

          (j) The Indenture shall have been duly executed and delivered by the Issuer, the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Issuer and duly authenticated by the Trustee.

          (k) The Securities shall have been made eligible for clearance and settlement through DTC.

          (l) If any event shall have occurred that requires the Issuer under
     Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

          (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission that in the reasonable judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

          (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations or business of the Issuer and the Guarantors taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (o) No action shall have been taken and no statute, rule, regulation, injunction, restraining order or order of any other nature shall have been enacted, adopted or issued by any federal or state court of competent jurisdiction, or any governmental agency or body, that would, as of the Closing Date, prevent the issuance or sale of the Securities.

          (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Issuer's other debt securities by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Issuer's other debt securities.

          (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuer on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities involving the U.S. or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv) is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (r) The Bank Amendment providing for amendments to the Credit Agreement to permit the incurrence of the indebtedness represented by the Securities and the use of the proceeds from the sale of the Securities as contemplated in the Offering Memorandum shall have been received.

          (s) Each of the Issuer and the Guarantors shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and chief financial officer stating that each of the Company and the Guarantors is not (A) in violation of its Certificate of Incorporation or By-laws, (B) to their knowledge after due inquiry, in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument set forth in Schedule I attached thereto or
     (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree known to such officers to which the property or assets of the Company or any of the Guarantors may be subject.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory in all material respects to counsel for the Initial Purchasers.

         6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Issuer prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m),
(n), (o), (p) or (q) shall have occurred and be continuing.

         7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser may make arrangements for the purchase of the Securities (the "Unpurchased Securities") which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Issuer and the non-defaulting Initial Purchaser, but if no such arrangements are made within 36 hours after such default, then (i) if the principal amount of the Unpurchased Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, the non-defaulting Initial Purchaser shall be obligated to purchase the full amount thereof, or (ii) if the principal amount of the Unpurchased Securities exceeds 10% of the Securities to be purchased on such date, the Issuer shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Initial Purchaser to purchase such Unpurchased Securities upon such terms herein set forth. If, however, the Issuer shall not have completed such arrangements within 72 hours after such default and the principal amount of Unpurchased Securities exceeds 10% of the principal amount of Securities to be purchased on such date, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser, the Issuer or the Guarantors, except that the Issuer and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule II hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

         (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchaser or the Issuer may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuer agrees promptly to prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

         8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated in accordance with Section 6 or 7, (b) the Issuer shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and Guarantors shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, neither the Issuer nor the Guarantors shall be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

         9. Indemnification. (a) The Issuer and each of the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuer or any Guarantor pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum, unless such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuer and the Guarantors with Section 4(b).

         (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless Volume Holdings, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls Volume Holdings within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as Volume Holdings), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which Volume Holdings may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse Volume Holdings for any legal or other expenses reasonably incurred by Volume Holdings in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of outside counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based upon advice of outside counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or reasonably could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         The obligations of each of the Issuer, the Guarantors and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Issuer, the Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

         10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) otherwise than as a result of the limitations therein contained, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuer and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuer or the Guarantors or information supplied by the Issuer or the Guarantors, on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this
Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuer, the Guarantors and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         12. Expenses. The Issuer and each of the Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Initial Purchasers and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities to the Initial Purchasers; (e) the fees and expenses of the Issuer's counsel and the independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and expenses of counsel for the Initial Purchasers) as herein provided; (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuer and the Guarantors under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses.

         13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, each of the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, each of the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this

Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

         14. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Legal Department (telecopier no.: (212) 270-0994); or

          (b) if to the Issuer or the Guarantors, shall be delivered or sent by mail or telecopy transmission to the address of the Issuer set forth in the Offering Memorandum, Attention: Ms. Janet Steinmayer (telecopier no.: (203) 975-5928 with a copy to Mr. David Blitzer, The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154 (telecopier no.: (212) 754-8710);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

         15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

         16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last two bullet points on the front cover page concerning the terms of the offering by the Initial Purchasers and (ii) the statements concerning the Initial Purchasers contained in the third, fourth, fifth, seventh, ninth, twelfth and thirteenth paragraphs under the heading "Plan of Distribution".

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Issuer, the Guarantors and the several Initial Purchasers in accordance with its terms.

                           Very truly yours,

                           VOLUME SERVICES AMERICA,
                           INC.,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           VOLUME SERVICES AMERICA
                           HOLDINGS, INC., as Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           VOLUME SERVICES, INC., as Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           SERVICE AMERICA CORPORATION,
                           as Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           VOLUME SERVICES, INC. (Kansas), as
                           Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           EVENTS CENTER CATERING, INC., as
                           Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           SERVICE AMERICA CONCESSIONS
                           CORPORATION, as Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           SERVICE AMERICA CORPORATION OF
                           WISCONSIN, as Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           SERVO-KANSAS, INC. as Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           SERVOMATION DUCHESS, INC., as
                           Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

                           SVM OF TEXAS, INC., as Guarantor,

                           By /s/ John T. Dee
                              -----------------------------------
                              Name: John T. Dee
                              Title: CEO and Chairman of the Board of Directors

Accepted:

CHASE SECURITIES INC.

By /s/ Chase Securities Inc.
   --------------------------
   Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

GOLDMAN, SACHS & CO.,

By /s/ Goldman, Sachs Co
   --------------------------
   Authorized Signatory

Address for notices pursuant to Section 9(c):
32 Old Slip, 9th Floor
New York, NY 10004

Attention: Registration Department

                                                                      SCHEDULE I

                              Subsidiary Guarantors

Volume Services, Inc. (Delaware)
Service America Corporation
Volume Services, Inc. (Kansas)
Events Center Catering, Inc.
Service America Concessions Corporation
Service America Corporation of Wisconsin
Servo-Kansas, Inc.
Servomation Duchess, Inc.
SVM of Texas, Inc.

                                                                     SCHEDULE II

                                  Subsidiaries

Service America Corporation
Service America Concessions Corporation
Service America Corporation of Wisconsin
Service America of Texas, Inc.
Servo-Kansas, Inc.
Servomation Duchess, Inc.
Servomation Inc.
SVM of Texas, Inc.
Service America/National Business Services Enterprises
Service America Corporation/Forum Catering
Volume Services, Inc. (Delaware)
Volume Services, Inc. (Kansas)
VSI of Maryland, Inc.
Events Center Catering, Inc.

                                                                    SCHEDULE III

                                                 Principal Amount
      Initial Purchasers                         of Securities
      ------------------                         ----------------
      Chase Securities Inc.                       $ 50,000,000
      Goldman, Sachs & Co.                          50,000,000
                                                  ------------
         Total                                    $100,000,000

                                                                         ANNEX A

              [Form of Exchange and Registration Rights Agreement]

                                                                       ANNEX B-1

                           FORM OF D&T COMFORT LETTER

         The Issuer shall have furnished to the Initial Purchasers a letter of Deloitte & Touche LLP, addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

          (i) they are independent certified public accountants with respect to Volume Holdings and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

          (ii) in their opinion, the audited financial statements and pro forma financial information included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

          (iii) based upon a reading of the latest unaudited financial statements made available by Volume Holdings and the Issuer, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of Volume Holdings and the Issuer who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings, "Summary--Summary Historical Financial Information of Volume Holdings", "Capitalization", "Selected Historical Financial Information of Volume Holdings", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Executive Compensation" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

          (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of Volume Holdings and the Issuer who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets of Volume Holdings as compared with the amounts shown in the September 29, 1998 unaudited balance sheet included in the Offering Memorandum or (B) for the period from September 30, 1998, to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income of Volume Holdings, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by Volume Holdings as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;

          [(v) based upon the procedures detailed in such letter with respect to the period subsequent to June 30, 1998, including reading of minutes and inquiries of certain officials of Service America and its subsidiaries who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets of Service America as compared with the amounts shown in the June 30, 1998 unaudited balance sheet data of Service America included in the Offering Memorandum or (B) for the period from July 1, 1998 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income of Service America, except in all instances for changes, increases or decreases that the Offering Memorandum discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by Service America as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers;]

          (vi) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Volume Holdings) set forth in the Offering Memorandum agrees with the accounting records of Volume Holdings, excluding any questions of legal interpretation; and

          (vii) on the basis of a reading of the unaudited pro forma financial information included in the Offering Memorandum, carrying out certain specified procedures, reading of minutes and inquiries of certain officials of Volume Holdings and the Issuer who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

                                                                       ANNEX B-2

              FORM OF INITIAL PRICEWATERHOUSECOOPERS COMFORT LETTER

         The Issuer shall have furnished to the Initial Purchasers a letter of PricewaterhouseCoopers LLP, addressed to the Initial Purchasers and dated the date of the Purchase Agreement, in form and substance satisfactory to the Initial Purchasers, substantially to the effect set forth below:

          (i) they are independent certified public accountants with respect to Service America and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings;

          (ii) in their opinion, the audited financial statements included in the Offering Memorandum and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

          (iii) based upon a reading of the latest unaudited financial statements made available by Service America, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of Service America who have responsibility for financial and accounting matters and certain other limited procedures requested by the Initial Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included in the Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements,
     (B) any material modifications should be made to the unaudited financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum or (C) the information included under the headings "Summary--Summary Historical Financial Information of Service America", "Selected Historical Financial Information of Service America", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Executive Compensation" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act; and

          (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Service America) set forth in the Offering Memorandum agrees with the accounting records of Service America, excluding any questions of legal interpretation.